Exhibit 99.1

Investor Contact:	Steve Zenker
(239) 498-8066
stevezenker@wcicommunities.com

	Media Contact:	Ken Plonski
(239) 498-8691
kenplonski@wcicommunities.com

FOR IMMEDIATE RELEASE

WCI Reports Impact of Recent Hurricanes

Bonita Springs, FL (September 7, 2004) WCI Communities, Inc. (NYSE: WCI) announced today that it anticipates only a small impact to earnings this quarter from recent hurricanes Frances and Charley, both of which made landfall in Florida over the past 30 days. Principally, some construction progress and home closings may be delayed somewhat due to power outages and storm-related clean up. While it is difficult at this time to predict the storms’ total impact on the Company’s third quarter results, previous earnings guidance for the period was $0.60 to $0.70 per share, and it is possible that storm-related delays may cause actual results to be toward the lower end of the guidance.

Ongoing site inspections by WCI officials suggest that damaged landscaping—which was extensive in some communities—represents the most widespread physical damage caused by the two storms. In addition, some homes and towers in close proximity to the storm path of Hurricane Frances sustained some minor damage caused primarily by wind and water intrusion. “It is clear from observing the overall pattern of damage of both storms that the changes implemented in the building codes following Hurricane Andrew have served builders and homeowners quite well. It appears that homes built to these newer, stricter building standards fared well, in comparison to some homes built before the new, more rigid building codes were adopted,” said Jerry Starkey, president of WCI.

About WCI

WCI Communities, Inc. (NYSE: WCI) has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI and its Northeastern U.S. subsidiary, WCI Spectrum Communities, cater to primary, retirement, and second-home buyers in Florida, New York, New Jersey, and Connecticut. The company offers traditional and tower home choices with prices from the mid-$100,000s to more than $10 million and feature a wide array of recreational amenities. In addition to homebuilding, WCI generates earnings from its Prudential Florida WCI Realty Division, its mortgage and title businesses, and its amenities, as well as through land sales, joint ventures, and partnerships. The company currently owns or controls developable land of approximately 17,000 acres.

     Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company’s anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete in Florida and other real estate markets; the availability and cost of land in desirable areas in Florida and elsewhere and the ability to expand successfully into those areas; WCI’s ability to obtain necessary permits and approvals for the development of its lands; WCI’s ability to raise debt and equity capital and grow its operations on a profitable basis; WCI’s ability to pay principal and interest on its current and future debts; WCI’s ability to sustain or increase historical revenues and profit margins; material increases in labor and material costs; increases in interest rates; the level of consumer confidence; adverse legislation or regulations; unanticipated litigation or legal proceedings; natural disasters; and the continuation and improvement of general economic conditions and business trends. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements.

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For more information about WCI and its residential communities visit
www.wcicommunities.com